THIRD AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             SEATTLE FILMWORKS, INC.


     Except for the amendments to the Amended and Restated Articles of Incorporation made pursuant to the Certificate of Information attached hereto as Exhibit A, these Third Amended and Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Second Amended and Restated Articles of Incorporation as theretofore amended and, together with the amendments which have been incorporated herein, supersede the Second Amended and Restated Articles of Incorporation and all amendments thereto.

                                    ARTICLE I

     The name of this corporation is SEATTLE FILMWORKS, INC.

                                   ARTICLE II

     This corporation has perpetual existence.

                                   ARTICLE III

     The purpose or purposes for which this corporation is organized are:

     (1) To advertise and market various products and services, to distribute film, to provide various film developing and processing services and to develop and market various test preparation materials.

     (2) To engage in any other lawful business or activity whatsoever which may hereafter from time to time be authorized by the Board of Directors.

                                   ARTICLE IV

     (1) Authorized Capital. The total number of shares which the corporation is authorized to issue is one hundred three million two hundred fifty thousand (103,250,000), consisting of one hundred one million two hundred fifty thousand (101,250,000) shares of common stock, par value $.01, and two million (2,000,000) shares of preferred stock, par value $.01. Shares shall be issued at such prices as shall be determined by the Board of Directors. The common stock is subject to the rights and preferences of the preferred stock as hereinafter set forth.

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     (2)  Issuance of  Preferred  Stock in Series.  The  preferred  stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Restated Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the rights and preferences of the shares of any series that is wholly unissued or to be
established.   Unless   otherwise   specifically   provided  in  the  resolution
establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

     (3) Dividends. The holders of shares of the preferred stock shall be entitled to receive dividends, out of the funds of the corporation legally available therefor, at the rate and at the time or times as may be provided by the Board of Directors in designating a particular series of preferred stock. If such dividends on the preferred stock shall be cumulative, and if dividends shall not have been paid, then the deficiency shall be fully paid or the dividends declared and set apart for payment at such rate, but without interest on cumulative dividends, before any dividends on the common stock shall be paid or declared and set apart for payment. The holders of the preferred stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this section, unless otherwise provided by the Board of Directors in designating a particular series of preferred stock.

     (4) Redemption. The preferred stock may be redeemable in such amounts, and at such time or times, as may be provided by the Board of Directors in designating a particular series of preferred stock. In any event, such preferred stock may be repurchased by the corporation to the extent legally permissible.

     (5) Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, then, before any distribution shall be made to the holders of the common stock, the holders of the preferred stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of preferred stock plus dividends accrued thereon to the date of such payment. The holders of the preferred stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution or winding up of the affairs of the corporation other than the distributive amounts referred to in this section, unless otherwise provided by the Board of Directors in designating a particular series of preferred stock.

     (6) Conversion. Shares of preferred stock may be convertible to shares of common stock at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of preferred stock.

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     (7) Voting Rights. Holders of preferred stock shall have such voting rights as may be provided by the Board of Directors in designating a particular series of preferred stock.

                                    ARTICLE V

     Shareholders of this corporation have no preemptive rights to acquire additional shares issued by the corporation.

                                   ARTICLE VI

     At each election for directors, every shareholder entitled to vote at such election has the right to vote in person or by proxy the number of shares of stock held by him for as many persons as there are directors to be elected. No cumulative voting for directors shall be permitted.

                                   ARTICLE VII

     (1) No contracts or other transactions between the corporation and any other corporation, and no act of the corporation shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; and

     (2) Any director individually, or any firm of which any director may he a member, may be a party to, or may be pecuniarily or otherwise interested in, any contracts or transactions of the corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof.

                                  ARTICLE VIII

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on shareholders and directors are subject to this reserved power.

                                   ARTICLE IX

     (1) Prevention of Greenmail. Any purchase by the corporation of voting shares from an interested shareholder (as hereinafter defined), other than pursuant to an offer to the holders of all of the outstanding shares of the same class of voting shares as those so purchased, at a per share price in excess of its fair market value (as hereinafter defined) at the time of such purchase of

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the shares so purchased, shall require the affirmative vote of the holders of at least a majority of the shares  entitled to be counted under this Article IX, or
if  any  class  of  shares  is  entitled  under  these   Restated   Articles  of
Incorporation or under law to vote thereon as a class, then by the affirmative vote of at least a majority of the shares of each class entitled to be counted under this Article IX and of the total shares entitled to be counted under this
Article IX. All outstanding shares entitled to vote under these Restated Articles of Incorporation or under law shall be entitled to be counted under this Article IX except shares owned by or voted under the control of an interested shareholder may not be counted to determine whether shareholders have approved such purchase for purposes of this Article IX. The vote of the shares owned by or under the control of an interested shareholder, however, shall be counted in determining whether a quorum exists.

     (2) Definitions. For the purpose of this Article:

     (a) A "person" means any individual, firm, corporation or other entity.

     (b) An "interested shareholder" means any person (other than the corporation or any subsidiary) or group of affiliated persons who beneficially own twenty percent (20%) or more of the outstanding voting shares of the corporation, excluding any person who, in good faith and not for the purpose of circumventing this Article IX, is an agent, bank, broker, nominee or trustee for another person, if such person is not an interested shareholder.

     (c) A "subsidiary" means any corporation of which a majority of each class of equity security is owned directly or indirectly by the corporation.

     (d) An "affiliated person" means any person who either her acts jointly or in concert with, or directly or indirectly controls, is controlled by, or is under common control with another person.

     (e) "beneficially own" has the meaning ascribed to such term in Rule 13d-3 of the Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1986.

     (f) "fair market value" means the closing sale price on the trading day immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange - Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not quoted on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the last sale price or closing bid quotation, whichever is available, with respect to a share of such stock on the trading day immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith.

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                                    ARTICLE X

     Pursuant to RCW 23B.17.020(3)(d), the Company expressly elects not to be covered by the provisions of RCW 23B.17.020.

                                   ARTICLE XI

                        LIMITATION OF DIRECTOR LIABILITY

     No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for his or her conduct as a director on or after the date this Article become effective, except for: (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) approval of certain distributions or loans in violation of RCW 23B.08.310, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If, after approval by shareholders of this Article, the Washington Business Corporation Act, is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                   ARTICLE XII

                                    DIRECTORS

     The number of directors which shall constitute the entire Board of Directors of this corporation shall be not less than three (3) nor more than fifteen (15). Within these limits, the number of directors shall be fixed from time to time by resolutions of the Board of Directors. The Board shall be divided into three classes: Class I Directors, Class II Directors and Class III Directors. Each such class of directors shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending at the third annual shareholders' meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected as Class I Directors shall serve for a term ending at the annual meeting to be held in the year following the first election of directors by classes, the directors first elected as Class II Directors shall serve for a term ending at the annual meeting to be held in the second year following the first election of directors

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by classes and the directors  first  elected as Class III Directors  shall serve for a term ending at the annual meeting to be held in the third year following the first election of directors by classes. Notwithstanding the foregoing, each director shall serve until his successor shall have been elected and qualified or until his earlier death, resignation or removal.

     At each annual election, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board shall designate one or more directorships whose terms then expire as directorships of another class in order more nearly to achieve equality in the number of directors among the classes. Newly created directorships resulting from any increase in the number of directors or any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected to fill a vacancy in accordance with the preceding sentence shall be of the same class as the director he succeeds and shall hold office for the remainder of the full term of such class, unless, by reason of any previous changes in the authorized number of directors, the Board shall designate the vacant directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among the classes.

     Notwithstanding the rule that the three classes shall be nearly equal in number of directors as possible, upon any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as director of the class of which he is a member, until the expiration of his current term or his earlier death, resignation or removal. If there are any newly created directorships or vacancies on the Board, the Board shall allocate any such directorship or vacancy to that of the available classes of directors whose term of office is due to expire at the earliest date following such allocation.

     At any meeting of shareholders called expressly for that purpose, the entire Board of Directors, or any member thereof, may be removed from office at any time, but only (1) for Cause and (2) by the affirmative vote of the holders of a majority of shares then entitled to vote at an election of such directors. For purpose of this Article XII, "Cause" shall be construed to exist only if the director whose removal is proposed (i) has been convicted of a felony by a court of competent jurisdiction or (ii) has been adjudged by a court of competent jurisdiction to be liable for engaging in an act involving willful malfeasance which had a material adverse effect on this corporation.

     Where a question of removal of a director for Cause is to be presented for shareholder consideration, an opportunity must be provided such director to present his or her defense to the shareholders by a statement which must accompany or precede the notice of the meeting at which removal of such director for Cause shall be considered. Under such circumstances the director involved shall be served with notice of the meeting at which such action is proposed to be taken together with a statement of the specific charges and shall be given an opportunity to be present and to be heard at the meeting at which his or her removal is considered.

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     DATED as of this 27 day of January, 1998.

                                         SEATTLE FILMWORKS, INC.



                                         By  /s/ Case Kuehn
                                           Case Kuehn, Vice President - Finance


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                                    Exhibit A

                           CERTIFICATE OF INFORMATION
                                       TO
              THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                             SEATTLE FILMWORKS, INC.

     This Certificate of Information accompanies and is submitted in connection with the filing of Third Amended and Restated Articles of Incorporation of
Seattle   FilmWorks,   Inc.,   a   Washington   corporation,   pursuant  to  RCW
23B.10.070(4).

     1. The name of the corporation is Seattle FilmWorks, Inc.

     2. The amendments to the Amended and Restated Articles of Incorporation of the corporation are as follows:

     (a) Addition of Article XII, which were duly adopted by the Shareholders on February 12, 1997, pursuant to the provisions or RCW 23B.10.030.

     3.  The  amendments  and  the  Third  Amended  and  Restated   Articles  of
Incorporation were duly adopted by the Board of Directors by unanimous consent on January 27, 1998, pursuant to the provisions or RCW 23B.10.020.

     DATED as of this 27 day of January, 1998.


                                 SEATTLE FILMWORKS, INC.



                                 By    /s/ Case Kuehn
                                   Case Kuehn, Vice President - Finance